UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

AN2 THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41331	82-0606654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 El Camino Real, Suite D
Menlo Park, California	94027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 331-9090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ANTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2023, the Company’s Board of Directors appointed Lucy Day, the Company’s current Chief Financial Officer and Principal Financial Officer, to also serve as the Company’s Principal Accounting Officer effective as of September 1, 2023. The biographical data and related-person transactions disclosures for Ms. Day, as set forth in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on April 26, 2023, are incorporated herein by reference. Michael Nazak, Vice President, Corporate Controller and the prior Principal Accounting Officer, will depart the Company effective September 15, 2023. The Company has hired Annie Yoshiyama, previously Senior Vice President, Finance and Chief Accounting Officer at Tricida, Inc., as its new Vice President, Finance and Corporate Controller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AN2 Therapeutics, Inc.

By:	/s/ Joshua Eizen
Joshua Eizen Chief Legal Officer

Date: September 7, 2023